                                                                      EXHIBIT 12

                   BUILDING MATERIALS CORPORATION OF AMERICA
                       RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                         (THOUSANDS, EXCEPT RATIO DATA)

                                                                         YEAR ENDED DECEMBER 31,
                                                          -----------------------------------------------------
                                                            1993       1994       1995       1996       1997
                                                          ---------  ---------  ---------  ---------  ---------
Income before income taxes..............................  $  32,982  $  27,819  $  16,549  $  27,864  $  42,771
Add:
  Interest expense......................................      2,045     13,149     24,822     32,044     42,784
  Interest component of rental expense..................      2,091      2,366      2,329      2,769      3,058
                                                          ---------  ---------  ---------  ---------  ---------
Earnings available for fixed charges....................  $  37,118  $  43,334  $  43,700  $  62,677  $  88,613
                                                          ---------  ---------  ---------  ---------  ---------
                                                          ---------  ---------  ---------  ---------  ---------
FIXED CHARGES:
Interest expense........................................  $   2,045  $  13,149  $  24,822  $  32,044  $  42,784
Add:
  Capitalized interest..................................        178        413        499        381        581
  Interest component of rental expense..................      2,091      2,366      2,329      2,769      3,058
                                                          ---------  ---------  ---------  ---------  ---------
Total fixed charges.....................................  $   4,314  $  15,928  $  27,650  $  35,194  $  46,423
                                                          ---------  ---------  ---------  ---------  ---------
                                                          ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges......................       8.60       2.72       1.58       1.78       1.91
                                                          ---------  ---------  ---------  ---------  ---------
                                                          ---------  ---------  ---------  ---------  ---------

                                                                                             PRO FORMA
                                                           SIX MONTHS ENDED      ---------------------------------
                                                         ---------------------                 SIX         SIX
                                                          JUNE 29,    JUNE 28,     YEAR       MONTHS      MONTHS
                                                           1997        1998        1997        1997        1998
                                                         ---------   ---------   ---------   ---------   ---------
Income before income taxes.............................   $19,486     $21,691     $ 45,631    $ 19,957    $ 26,668
Add:
  Interest expense.....................................    20,099      25,405       44,992      22,294      22,522
  Interest component of rental expense.................     1,529       1,605        3,058       1,529       1,605
                                                         ---------   ---------   ---------   ---------   ---------
Earnings available for fixed charges...................   $41,114     $48,701     $ 93,681    $ 43,780    $ 50,795
                                                         ---------   ---------   ---------   ---------   ---------
                                                         ---------   ---------   ---------   ---------   ---------
FIXED CHARGES:
Interest expense.......................................   $20,099     $25,405     $ 44,992    $ 22,294    $ 22,522
Add:
  Capitalized interest.................................       238         706          581         238         706
  Interest component of rental expense.................     1,529       1,605        3,058       1,529       1,605
                                                         ---------   ---------   ---------   ---------   ---------
Total fixed charges....................................   $21,866     $27,716     $ 48,631    $ 24,061    $ 24,833
                                                         ---------   ---------   ---------   ---------   ---------
                                                         ---------   ---------   ---------   ---------   ---------
Ratio of earnings to fixed charges.....................      1.88        1.76        1.93        1.82        2.05
                                                         ---------   ---------   ---------   ---------   ---------
                                                         ---------   ---------   ---------   ---------   ---------
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